Exhibit 99.1

Stitch Fix Announces Fourth Quarter and Full Fiscal Year 2025 Financial Results
Q4 2025 Net Revenue Decreased 2.6% YoY, Increased 4.4% YoY on a 13-Week Adjusted Basis
Q4 2025 Net Revenue Per Active Client Grew 3.0% YoY to $549
FY 2025 Gross Margin Expanded YoY to 44.4%

SAN FRANCISCO, September 24, 2025 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ: SFIX), the leading online personal styling service, today announced its financial results for the fourth quarter and full fiscal year 2025, ended August 2, 2025. Please note that fiscal 2024 was a 53-week year due to an extra week in the fourth quarter. As such, the adjusted revenue growth rates referenced in these results remove the impact of that extra week to provide a comparison that the Company believes more accurately reflects its performance.
“Fiscal 2025 was a milestone year for Stitch Fix. We finished the year with our second consecutive quarter of year-over-year revenue growth on an adjusted basis, and once again gained share in the US apparel market,” said Matt Baer, CEO, Stitch Fix. “Our positive momentum was driven by the successful execution of our transformation strategy, including the improvements to our client experience and assortment. Looking ahead, we will continue to fuel growth by harnessing the power of AI, our assortment of leading brands, and the human connection of our Stylists, to deliver the most client-centric and personalized shopping experience.”
Fourth Quarter Fiscal 2025 Key Metrics and Financial Highlights
•Net revenue of $311.2 million, a decrease of 2.6% year-over-year. Adjusting for the impact of the extra week in the fourth quarter of fiscal 2024 of $21.6 million, net revenue increased 4.4% year-over-year.
•Active clients of 2.309 million, a decrease of 1.9% quarter-over-quarter and a decrease of 7.9% year-over-year.
•Net revenue per active client (“RPAC”) of $549, an increase of 3.0% year-over-year.
•Gross margin of 43.6%, a decrease of 100 basis points year-over-year, driven primarily by transportation deleverage and lower product margins.
•Net loss of $8.6 million and net loss margin of 2.8%; diluted loss per share of $0.07.
•Adjusted EBITDA of $8.7 million and Adjusted EBITDA margin of 2.8%, which reflect continued cost management discipline.
•Net cash provided by operating activities of $7.0 million and free cash flow of $2.8 million.
•We ended the quarter with $242.7 million of cash, cash equivalents, and investments; and no debt.
Full Fiscal 2025 Key Metrics and Financial Highlights
•Net revenue of $1.27 billion, a decrease of 5.3% year-over-year. Adjusting for the impact of the extra week in fiscal 2024 of $21.6 million, net revenue decreased 3.7% year-over-year.
•Gross margin of 44.4%, an increase of 10 basis points year-over-year, which reflects improved transportation leverage.
•Net loss of $28.8 million and net loss margin of 2.3%; diluted loss per share of $0.22.
•Adjusted EBITDA of $49.1 million and Adjusted EBITDA margin of 3.9%, which reflect continued cost management discipline.
•Net cash provided by operating activities of $25.6 million and free cash flow of $9.3 million.
Financial Outlook
Stitch Fix’s financial outlook for the first quarter of fiscal 2026, ending November 1, 2025, is as follows:

Q1 2026
Net Revenue	$333 million - $338 million	4.4% - 6.0% YoY
Adjusted EBITDA	$8 million - $11 million	2.4% - 3.3% margin

The Company’s fiscal year is a 52-week or 53-week period ending on the Saturday closest to July 31. The fiscal years 2025 and 2026 are 52-week years.
Stitch Fix’s financial outlook for fiscal year 2026 is as follows:

Fiscal Year 2026
Net Revenue	$1.28 billion - $1.33 billion	1.0% - 5.0% YoY
Adjusted EBITDA	$30 million - $45 million	2.3% - 3.4% margin

The Company expects full fiscal year 2026 gross margin to be between 43% and 44%. It expects full fiscal year 2026 advertising expense as a percentage of revenue to be between 9% and 10%. It also expects to be free cash flow positive for the full year.
Stitch Fix has not reconciled its Adjusted EBITDA outlook to GAAP net income (loss) or free cash flow outlook to net cash flows used in operating activities from continuing operations because it does not provide an outlook for GAAP net income (loss) or net cash flows used in operating activities from continuing operations due to the uncertainty and potential variability of restructuring and other one-time costs, net other income (expense), provision for income taxes, stock-based compensation expense, or net cash flows used in operating activities from continuing operations, which are reconciling items between the non-GAAP financial measure and the corresponding GAAP measure. Because Stitch Fix cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlooks to the corresponding GAAP measures are not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss) and free cash flow. For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” below.
Discontinued Operations
During the first quarter of fiscal 2024, Stitch Fix ceased operations of its UK business and met the accounting requirements for reporting the UK business as a discontinued operation. Accordingly, its unaudited condensed consolidated financial statements reflect the results of the UK business as a discontinued operation for all periods presented. Unless otherwise noted, amounts and disclosures relate to its continuing operations.
Conference Call and Webcast Information
Matt Baer, Chief Executive Officer of Stitch Fix, and David Aufderhaar, Chief Financial Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast of the call will be accessible on the investor relations section of the Stitch Fix website at https://investors.stitchfix.com.
To access the call by phone, please register at the following link:
Dial-In Registration: https://register-conf.media-server.com/register/BI725d4564b3654e229ca663ca2a1f4060
Upon registration, telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. A replay of the webcast will also be available for a limited time at https://investors.stitchfix.com.
About Stitch Fix, Inc.
Stitch Fix (NASDAQ: SFIX) is the leading online personal styling service that helps people discover the styles they will love that fit perfectly so they always look - and feel - their best. Few things are more personal than getting dressed, but finding clothing that fits and looks great can be a challenge. Stitch Fix solves that problem. By pairing expert stylists with best-in-class AI and recommendation algorithms, the company leverages its assortment of exclusive and national brands to meet each client's individual tastes and needs, making it convenient for clients to express their personal style without having to spend hours in stores or sifting through endless choices online. Stitch Fix, which was founded in 2011, is headquartered in San Francisco. For more information, please visit https://www.stitchfix.com.
Forward-Looking Statements
This press release and the related conference call and webcast, contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our expectations for future financial performance, including our profitability and long-term targets; guidance on financial results and metrics for the first quarter and full fiscal year of 2026; our ability to achieve full-year revenue growth in fiscal 2026; the impact of our transformation strategy and the continuation of certain positive trends in our financial results and metrics; that the execution of our strategy and priorities will enable us to achieve long-term, sustainable, and profitable growth and positive free cash flow; our expectations for a quarter of sequential active client growth in fiscal 2026; that the changes we have made to our client experience will help us acquire, retain, and reactivate highly engaged clients over time and better serve our clients; that our expanded and more flexible Fix options, including larger Fixes or family accounts, will become an important driver of long-term engagement; that our investments to deepen client-Stylist relationships, leverage generative AI in our client experience and design process, and strengthen our product assortment will lead to improved client engagement and retention; our expectations with respect to the impact of tariffs on client prices or margins; our assessment of how tariffs and the macroeconomic environment may impact our future performance; that we will continue to build a stronger operational foundation that will enable us to scale and move toward growth; that we will continue to grow faster than the overall U.S. apparel market; and our expectations regarding future costs and metrics, including transportation costs, gross margin, average order value, inventory levels, compensation mix, and advertising spend. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the current macroeconomic environment; our ability to generate sufficient net revenue to offset our costs; changing consumer behavior; the effect of changes in and uncertainty regarding tariffs or trade policies and our ability to mitigate tariff-related risks; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, Stylists, operations, marketing initiatives, and other key strategic areas, including the implementation of our transformation strategy; risks related to our inventory levels and management; risks related to our supply chain, sourcing of materials and shipping of merchandise; our ability to forecast our future operating results; and other risks described in the filings we make with the SEC. Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended May 3, 2025. These documents are available on the SEC Filings section of the investor relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

STITCH FIX, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except per share amounts)	August 2, 2025	August 3, 2024
Assets
Current assets:
Cash and cash equivalents	$113,952	$162,862
Short-term investments	120,901	84,106
Inventory, net	118,370	97,903
Prepaid expenses and other current assets	20,649	21,839
Total current assets	373,872	366,710
Long-term investments	7,894	—
Property and equipment, net	43,199	51,517
Operating lease right-of-use assets	51,201	63,780
Other long-term assets	4,456	4,857
Total assets	$480,622	$486,864
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$89,243	$87,058
Operating lease liabilities	22,752	21,817
Accrued liabilities	76,348	73,007
Gift card liability	6,238	6,749
Deferred revenue	8,616	9,217
Other current liabilities	3,030	5,201
Current liabilities, discontinued operations	—	502
Total current liabilities	206,227	203,551
Operating lease liabilities, net of current portion	70,759	95,685
Other long-term liabilities	658	606
Total liabilities	277,644	299,842
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.00002 par value	1	1
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	729,444	684,650
Accumulated other comprehensive income (loss)	(434)	(335)
Accumulated deficit	(495,992)	(467,253)
Treasury stock, at cost	(30,042)	(30,042)
Total stockholders’ equity	202,978	187,022
Total liabilities and stockholders’ equity	$480,622	$486,864

STITCH FIX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	For the Three Months Ended		For the Twelve Months Ended
(In thousands, except share and per share amounts)	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Revenue, net	$311,227	$319,550	$1,267,171	$1,337,468
Cost of goods sold	175,512	177,073	704,232	745,430
Gross profit	135,715	142,477	562,939	592,038
Gross margin	43.6%	44.6%	44.4%	44.3%
Selling, general, and administrative expenses	146,921	184,365	601,844	725,465
Operating loss	(11,206)	(41,888)	(38,905)	(133,427)
Interest income	2,487	3,327	10,709	11,250
Other income, net	383	651	173	1,631
Loss before income taxes	(8,336)	(37,910)	(28,023)	(120,546)
Provision (benefit) for income taxes	241	(2,169)	821	(1,661)
Net loss from continuing operations	(8,577)	(35,741)	(28,844)	(118,885)
Net income (loss) from discontinued operations, net of income taxes	1	(757)	105	(9,955)
Net loss	(8,576)	(36,498)	(28,739)	(128,840)
Other comprehensive income (loss):
Change in unrealized gains and losses on available-for-sale securities, net of tax	9	163	(99)	267
Foreign currency translation	—	—	—	(1,129)
Total other comprehensive income (loss), net of tax	9	163	(99)	(862)
Comprehensive loss	$(8,567)	$(36,335)	$(28,838)	$(129,702)
Loss per share from continuing operations attributable to common stockholders:
Basic	$(0.07)	$(0.29)	$(0.22)	$(0.99)
Diluted	$(0.07)	$(0.29)	$(0.22)	$(0.99)
Earnings (loss) per share from discontinued operations attributable to common stockholders:
Basic	$0.00	$(0.01)	$0.00	$(0.08)
Diluted	$0.00	$(0.01)	$0.00	$(0.08)
Loss per share attributable to common stockholders:
Basic	$(0.07)	$(0.30)	$(0.22)	$(1.07)
Diluted	$(0.07)	$(0.30)	$(0.22)	$(1.07)
Weighted-average shares used to compute earnings (loss) per share attributable to common stockholders:
Basic	131,388,256	123,635,392	128,784,547	120,214,198
Diluted	131,388,256	123,635,392	128,784,547	120,214,198

STITCH FIX, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(UNAUDITED)

	For the Fiscal Year Ended
(In thousands)	August 2, 2025	August 3, 2024
Cash Flows from Operating Activities from Continuing Operations
Net loss from continuing operations	$(28,844)	$(118,885)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities from continuing operations:
Change in inventory reserves	4,312	(15,094)
Stock-based compensation expense	56,727	76,756
Depreciation, amortization, and accretion	26,124	44,489
Asset impairment	—	19,283
Other	50	(869)
Change in operating assets and liabilities:
Inventory	(24,779)	47,739
Prepaid expenses and other assets	1,223	3,096
Income tax receivables	242	431
Operating lease right-of-use assets and liabilities	(11,412)	(11,935)
Accounts payable	2,014	(9,746)
Accrued liabilities	3,149	5,304
Deferred revenue	(601)	(2,150)
Gift card liability	(511)	(3,579)
Other liabilities	(2,119)	(6,633)
Net cash provided by operating activities from continuing operations	25,575	28,207
Cash Flows from Investing Activities from Continuing Operations
Proceeds from sale of property and equipment	—	350
Purchases of property and equipment	(16,293)	(13,965)
Purchases of securities available-for-sale	(197,865)	(97,322)
Sales of securities available-for-sale	10,718	—
Maturities of securities available-for-sale	144,319	32,195
Net cash used in investing activities from continuing operations	(59,121)	(78,742)
Cash Flows from Financing Activities from Continuing Operations
Proceeds from the exercise of stock options, net	1,093	1,028
Payments for tax withholdings related to vesting of restricted stock units	(15,967)	(16,090)
Other	(93)	(431)
Net cash used in financing activities from continuing operations	(14,967)	(15,493)
Net decrease in cash and cash equivalents from continuing operations	(48,513)	(66,028)
Cash Flows from Discontinued Operations
Net cash used in operating activities from discontinued operations	(397)	(9,687)
Net cash used in financing activities from discontinued operations	—	(172)
Net decrease in cash and cash equivalents from discontinued operations	(397)	(9,859)
Effect of exchange rate changes on cash and cash equivalents	—	(688)
Net decrease in cash and cash equivalents	(48,910)	(76,575)
Cash and cash equivalents at beginning of period	162,862	239,437
Cash and cash equivalents at end of period	$113,952	$162,862
Supplemental Disclosure
Cash paid for income taxes	$814	$1,457
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment included in accounts payable and accrued liabilities	$1,127	$1,258
Capitalized stock-based compensation	$2,941	$4,979

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that Adjusted EBITDA from continuing operations (“Adjusted EBITDA”) and Adjusted EBITDA margin, which is defined as Adjusted EBITDA divided by net revenue for the period, are frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between continuing operations of companies. We believe free cash flow from continuing operations (“Free Cash Flow”) is an important metric because it represents a measure of how much cash from continuing operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:
•Adjusted EBITDA excludes interest income and other (income) expense, net as these items are not components of our core business;
•Adjusted EBITDA does not reflect our provision for income taxes, which may increase or decrease cash available to us;
•Adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;
•Adjusted EBITDA excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business;
•Adjusted EBITDA excludes costs incurred related to discrete restructuring plans and other one-time costs attributable to our continuing operations that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe exclusion of these items facilitates a more consistent comparison of operating performance over time, however these costs do include cash outflows;
•Adjusted EBITDA excludes non-ordinary course legal fees for specific proceedings that we have determined arise outside of the ordinary course of business and are nonrecurring, infrequent, or unusual; and
•Free Cash Flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.

Adjusted EBITDA
We define Adjusted EBITDA as net loss from continuing operations excluding interest income, other (income) expense, net, provision for income taxes, depreciation and amortization, stock-based compensation expense, restructuring and other one-time costs, and non-ordinary course legal fees related to our continuing operations. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue for the period. The following table presents a reconciliation of net loss from continuing operations, the most comparable GAAP financial measure, to Adjusted EBITDA, and net loss margin, the most comparable GAAP financial measure, to Adjusted EBITDA margin, for each of the periods presented:

	For the Three Months Ended		For the Twelve Months Ended
(in thousands)	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Net loss from continuing operations	$(8,577)	$(35,741)	$(28,844)	$(118,885)
Add (deduct):
Interest income	(2,487)	(3,327)	(10,709)	(11,250)
Other income, net	(383)	(651)	(173)	(1,631)
Provision (benefit) for income taxes	241	(2,169)	821	(1,661)
Depreciation and amortization (1)	6,500	8,210	27,860	35,489
Stock-based compensation expense	13,069	16,845	56,727	76,756
Restructuring and other one-time costs (2)	121	26,356	3,228	50,463
Non-ordinary course legal fees (3)	$229	$—	$229	$—
Adjusted EBITDA	$8,713	$9,523	$49,139	$29,281

Revenue, net	$311,227	$319,550	$1,267,171	$1,337,468
Net loss margin	(2.8)%	(11.2)%	(2.3)%	(8.9)%
Adjusted EBITDA margin	2.8%	3.0%	3.9%	2.2%
(1) For the three and twelve months ended August 3, 2024, “Depreciation and amortization” excluded $2.9 million and $12.1 million, respectively, that was reflected in “Restructuring and other one-time costs”.
(2) For the three and twelve months ended August 2, 2025, restructuring charges were nil and $1.2 million, respectively, primarily in severance and employee-related benefits and other restructuring costs; and other one-time costs were $0.1 million and $2.0 million, respectively, in one-time bonuses for certain continuing employees. For the three and twelve months ended August 3, 2024, restructuring charges were $22.7 million and $43.8 million, respectively. This included a $19.3 million impairment charge related to a portion of our corporate office space, recorded in selling, general, and administrative expenses in the consolidated statements of operations and comprehensive loss. For the three and twelve months ended August 3, 2024, other one-time costs were comprised of $3.7 million and $6.7 million in one-time professional services fees.
(3) Non-ordinary course legal fees for the three and twelve months ended August 2, 2025, include costs related to a specific class action lawsuit. We estimate we will incur approximately $4.2 million in non-ordinary course legal fees in fiscal 2026 related to said class action lawsuit.

Free Cash Flow
We define Free Cash Flow as net cash flows used in operating activities from continuing operations, reduced by purchases of property and equipment that are included in cash flows from investing activities from continuing operations. The following table presents a reconciliation of net cash flows used in operating activities from continuing operations, the most comparable GAAP financial measure, to Free Cash Flow for each of the periods presented:

	For the Three Months Ended		For the Twelve Months Ended
(in thousands)	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Free Cash Flow reconciliation:
Net cash provided by operating activities from continuing operations	$7,003	$8,200	$25,575	$28,207
Deduct:
Purchases of property and equipment	(4,228)	(3,706)	(16,293)	(13,965)
Free Cash Flow	$2,775	$4,494	$9,282	$14,242
Net cash provided by (used in) investing activities from continuing operations	$568	$(39,193)	$(59,121)	$(78,742)
Net cash used in financing activities from continuing operations	$(2,535)	$(3,676)	$(14,967)	$(15,493)

Operating Metrics

	August 2, 2025	May 3, 2025	February 1, 2025	November 2, 2024	August 3, 2024
Active clients (in thousands)	2,309	2,353	2,371	2,434	2,508
Net Revenue per Active Client	$549	$542	$537	$531	$533
Active Clients
We define an active client as a client who checked out a Fix or was shipped an item via Freestyle in the preceding 52 weeks, measured as of the last day of that period. Clients check out a Fix when they indicate what items they are keeping through our mobile application or on our website. We consider each Women’s, Men’s, or Kids account as a client, even if they share the same household.

Net Revenue per Active Client
We calculate net revenue per active client based on net revenue over the preceding four fiscal quarters divided by the number of active clients measured as of the last day of the period.

IR Contact: ir@stitchfix.com	PR Contact: media@stitchfix.com